                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 AMRESCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1999

                               ------------------


TO THE STOCKHOLDERS OF AMRESCO, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of AMRESCO, INC. (the "Company") will be held on the 17th floor of the North Tower of the Plaza of the Americas, 700 North Pearl Street, Dallas, Texas, on Wednesday, May 19, 1999, at 9:00 a.m., Central Time, for considering and acting upon:

     1.   The election of three (3) directors for a three-year term;

     2. The appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year 1999; and

     3. To transact such other business as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on April 2, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. For a period of at least ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder during ordinary business hours at the offices of the Company, 700 North Pearl Street, Suite 2400, Dallas, Texas 75201.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     A proxy card is enclosed in the envelope in which these materials were mailed to you. Please fill in, date and sign the proxy card and return it promptly in the enclosed postage-paid return envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

     A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1998 is enclosed.


                                      By Order of the Board of Directors


                                      /s/ L. KEITH BLACKWELL
                                      ------------------------------------------
                                      L. Keith Blackwell
                                      Senior Vice President, General Counsel and
                                      Secretary

Dallas, Texas
April 14, 1999

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR VOTE MAY BE RECORDED AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                 AMRESCO, INC.
                                PROXY STATEMENT

                                  -----------

                                  INTRODUCTION

     This Proxy Statement is furnished to stockholders of AMRESCO, INC., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 19, 1999, on the 17th floor of the North Tower of the Plaza of the Americas, 700 North Pearl Street, Dallas, Texas (the "Annual Meeting"), and at any adjournment(s) thereof. The Annual Meeting is being held for the purpose of considering and acting upon:

     (1)  The election of three (3) directors for a three-year term;

     (2) The appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year 1999; and

     (3) To transact such other business as may properly come before the Annual Meeting.

     The date of this Proxy Statement is April 14, 1999. This Proxy Statement is first being mailed to the Company's stockholders on or about such date.

     The Company's principal offices are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201. Its telephone number is (214) 953-7700.

VOTING AT THE MEETING

     Only holders of record of the Company's common stock, par value $.05 per share (the "Common Stock"), outstanding at the close of business on April 2, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. As of the close of business on the Record Date, 48,772,585 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Unless otherwise indicated, all references herein to percentages of outstanding shares of Common Stock are based on such number of shares outstanding. Each share of Common Stock is entitled to one (1) vote.

     The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

     The three (3) nominees for director listed herein will be elected by a plurality of the votes of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting. Votes may be cast in favor or withheld with respect to such proposal. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year 1999 and any other proposals that properly come before the Annual Meeting. Abstentions and broker non-votes will have no effect (other than for quorum purposes) on the election of the nominees for director. Abstentions on any other proposal will have the same effect as a vote against such proposal; however, a broker non-vote with respect to any such proposal will have no effect. An automated system administered by the Company's transfer agent will tabulate the votes cast.

     All shares of Common Stock represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted "for" (i) the election of the three (3) persons named under "Election of Directors" as the Class III directors of the

Company; (ii) the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year 1999; and (iii) at the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting. The Company does not know of any matters, other than those described in the Notice of Annual Meeting of Stockholders, which will come before the Annual Meeting.

     A stockholder of the Company who executes and returns a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by (i) executing a later dated proxy relating to the same shares and by delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, (ii) giving written notice of the revocation to the Secretary of the Company prior to the vote at the Annual Meeting or (iii) appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates. All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: AMRESCO, INC., 700 North Pearl Street, Suite 2400, Dallas, Texas 75201, Attention: Secretary.

PROXY SOLICITATION EXPENSES

     The Company will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers, employees and agents of the Company who will receive no additional compensation for doing so. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of the Common Stock held by them as stockholders of record.


                       PROPOSAL I - ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTORS

     At the Annual Meeting, stockholders will be asked to elect three (3) Class III directors to serve as members of the Company's Board of Directors for terms of three (3) years or until their successors are duly elected and qualified. The Board of Directors recommends that the three (3) nominees named as Class III Directors below (Messrs. Cravey, Eickhoff and Lutz) be elected to serve as Class III directors. Each of the Class III nominees will serve as a director for a three (3) year term ending at the annual meeting of stockholders for 2002, or until his successor has been duly elected and qualified. The persons named in the proxy intend to vote the proxies for the election of the Class III nominees named below. If any nominee refuses or becomes unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person as may be nominated.

     The following table sets forth certain information, as of March 31, 1999, concerning each nominee for election as a Class III director and each other director. All positions and offices with the Company and principal positions with the Company's subsidiaries held by each such person are also indicated. There are no family relationships between any of the directors, nor between any of them and any executive officers of the Company. For information concerning the directors' ownership of Common Stock, see "OWNERSHIP OF SECURITIES."

     The Class I and Class II directors are not being elected at this time. Their terms will expire at the annual meeting of stockholders held in the year indicated below.

                                                                                                  YEAR
                                POSITIONS WITH THE COMPANY AND PRINCIPAL           DIRECTOR       TERM         BOARD
     NAME (AGE)                 OCCUPATION DURING THE PAST FIVE (5) YEARS            SINCE       EXPIRES       COMM.
     ----------                 -----------------------------------------            -----       -------       -----
                                           CLASS III DIRECTORS

Richard L. Cravey             Mr. Cravey serves as a director of the Company.        1993         1999         (1)(3)
        (54)                  Mr. Cravey previously served as Chairman of the
                              Board and Chief Executive Officer of the Company
                              (December 1993 to May 1994). Mr. Cravey also
                              holds the following positions: Founder and
                              Managing Director of Cravey, Green & Wahlen
                              Incorporated, a private risk capital investment
                              firm (since 1985), its investment management
                              affiliate, CGW Southeast Management Company
                              (since 1991) and its affiliates, CGW Southeast I,
                              Inc. (the general partner of CGW Southeast
                              Partners I, L.P.) and CGW Southeast II, Inc. (the
                              general partner of CGW Southeast Partners II,
                              L.P.) (since 1991); and Director of Cameron
                              Ashley Building Products, Inc., a national
                              distributor of home building products (since
                              1994).

Gerald E. Eickhoff            Mr. Eickhoff serves as a director of the Company.      1993        1999         (1)(3)
        (52)                  Mr. Eickhoff also is a private investor (since
                              December 1993).  Mr. Eickhoff currently serves
                              as Chairman and Chief Executive Officer of Third
                              Millennium Communications, Inc. (since August,
                              1996).

Robert H. Lutz, Jr.           Mr. Lutz serves as Chairman of the Board and           1994        1999          (1)
        (49)                  Chief Executive Officer of the Company (since
                              May 1994). Mr. Lutz previously served as
                              President of Allegiance Realty, a real estate
                              management company (November 1991 to May 1994)
                              and a director of Bristol Hotel Company (1995 to
                              July 1998) until it merged into FelCor Lodging
                              Trust for whom he presently serves as a director.

                                                                                                  YEAR
                                POSITIONS WITH THE COMPANY AND PRINCIPAL           DIRECTOR       TERM         BOARD
     NAME (AGE)                 OCCUPATION DURING THE PAST FIVE (5) YEARS            SINCE       EXPIRES       COMM.
     ----------                 -----------------------------------------            -----       -------       -----

                                           CLASS III DIRECTORS

 Robert L. Adair III          Mr. Adair serves as a director, President and          1993         2000
       (55)                   Chief Operating Officer (since December 1993) of
                              the Company.  Mr. Adair has served as Chief
                              Executive Officer of AMRESCO Capital Trust
                              since November 3, 1998 and has served as
                              Chairman of its Board of Trust Managers since the
                              inception of AMRESCO Capital Trust in 1998.
                              AMRESCO Capital Trust is a publicly-held real
                              estate investment trust managed by an affiliate of
                              the Company.  Mr. Adair also serves as a director
                              of Stratus Properties, Inc., a publicly-held
                              company (since August 1998).

 Sidney E. Harris             Mr. Harris serves as a director of the Company.        1998         2000         (3)(4)
        (49)                  Mr. Harris is Dean, College of Business
                              Administration, at Georgia State University (since
                              July 1997).  Mr. Harris previously served as Dean
                              of the Drucker Center (September 1991 to June
                              1996) and Professor of Management (July 1987 to
                              June 1997) at the Drucker Center.  Mr. Harris
                              also holds the following positions: Director of The
                              ServiceMaster Company (since December 1994);
                              Director of Transamerica Investors, Inc., a
                              subsidiary of Transamerica Corporation (since
                              August 1995); Member of the Board of Governors
                              of the Peter F. Drucker Foundation for Nonprofit
                              Management (since May 1991); and Member of
                              the Board of Trustees of Menlo College in
                              Atherton, California (since July 1994).

 Bruce W. Schnitzer           Mr. Schnitzer serves as a director of the              1993         2000          (2)
        (54)                  Company.  Mr. Schnitzer also serves as Chairman
                              of Wand Partners Inc., an investment advisory
                              company (since 1987); Director of Penncorp
                              Financial Group, Inc. (since 1990); and Director
                              of Nestor, Inc. (since 1994).

                                           CLASS II DIRECTORS

 James P. Cotton, Jr.         Mr. Cotton serves as a director of the Company.        1993         2001         (2)(3)
        (60)                  Mr. Cotton also serves as Chairman of the Board
                              of USBA Holdings, Ltd., a provider of products
                              and services to financial institutions (since
                              1990).

                                                                                                  YEAR
                                POSITIONS WITH THE COMPANY AND PRINCIPAL           DIRECTOR       TERM         BOARD
     NAME (AGE)                 OCCUPATION DURING THE PAST FIVE (5) YEARS            SINCE       EXPIRES       COMM.
     ----------                 -----------------------------------------            -----       -------       -----

Amy J. Jorgensen              Ms. Jorgensen serves as a director of the              1995         2001         (2)(4)
        (45)                  Company. Ms. Jorgensen also serves as Managing
                              Director of Greenbriar Associates LLC, which
                              provides advice and executes transactions
                              relating to real estate assets and companies
                              (since 1995); Ms. Jorgensen previously served as
                              President of the Jorgensen Company, a consultant
                              for real estate strategy and finance (April 1992
                              to September 1995).

------------

(1)    Member of the Executive Committee
(2)    Member of the Audit Committee
(3)    Member of the Compensation Committee
(4)    Member of the Stock Option and Bonus Committee


BOARD OF DIRECTORS AND STANDING COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act upon matters requiring Board approval. It holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors held twelve (12) meetings during 1998. All directors attended at least 75% of the total number of meetings of the Board and committees on which they served.

     The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Stock Option and Bonus Committee. Members of these committees generally are elected annually at the regular meeting of the Board of Directors immediately following the Annual Meeting.

     The Executive Committee consists of Messrs. Cravey (Chairman), Eickhoff and Lutz. Subject to certain limitations specified by the Company's Bylaws and the Delaware General Corporation Law, the Executive Committee is authorized to exercise the powers of the Board of Directors when the Board is not in session. The Executive Committee did not meet during 1998.

     The Audit Committee consists of Ms. Jorgensen and Messrs. Cotton and Schnitzer (Chairman). The Audit Committee held two (2) meetings during 1998. The functions of the Audit Committee include recommending to the Board of Directors which firm of independent public accountants should be engaged by the Company to perform the annual audit, consulting with the Company's independent public accountants with regard to the audit plan, reviewing the presentation of the Company's financial statements, reviewing and considering the observations of the independent public accountants concerning internal control and accounting matters during their annual audit, approving certain other types of professional services rendered by the independent public accountants and considering the possible effects of such services on the independence of such public accountants.

     The Compensation Committee consists of Messrs. Cotton, Cravey, Eickhoff and Harris. This committee held one meeting during 1998. The functions of the Compensation Committee include making recommendations to the Board regarding compensation for executive officers of the Company and its subsidiaries.

     The Stock Option and Bonus Committee consists of Ms. Jorgensen (Chairperson) and Mr. Schnitzer. This committee held six (6) meetings during 1998. The function of the Stock Option and Bonus Committee is to determine, subject to the restrictions set forth in the stock option and award plans, the individuals to whom awards and options will be granted and the terms of such awards and options.

     The Company does not have a nominating or other standing committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information as of March 31, 1999 regarding the Common Stock owned by: (i) each person who is known by management to be the beneficial owner of more than 5% of the Common Stock as of such date;
(ii) the Company's directors; (iii) the Company's Chief Executive Officer and each of the Company's four (4) other most highly compensated executive officers for fiscal 1998; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power.


                                                                                AMOUNT AND
                                                                                NATURE OF
                                                                                BENEFICIAL         PERCENT OF
                        NAME OF BENEFICIAL OWNER                                OWNERSHIP            CLASS
--------------------------------------------------------------------------   ------------------ ----------------

Dresdner Bank AG (1)
   Jurgen-Ponto-Platz
   60301 Frankfurt, Germany...............................................      3,051,675(1)         6.4
Robert L. Adair III.......................................................        413,267(2)          *
James P. Cotton, Jr.......................................................        327,255(3)          *
Richard L. Cravey.........................................................        293,252(4)          *
Gerald E. Eickhoff........................................................         13,572(5)          *
Sidney E. Harris..........................................................          3,737(6)          *
Amy J. Jorgensen..........................................................         13,572(7)          *
Robert H. Lutz, Jr........................................................        458,561(8)          *
Bruce W. Schnitzer........................................................        129,572(9)          *
Barry L. Edwards..........................................................        274,507(10)         *
Harold E. Holliday, Jr....................................................         79,120(11)         *
Douglas R. Urquhart.......................................................        176,270(12)         *
All executive officers and directors as a group                                                      7.9
 (a total of 14 persons)..................................................      3,865,446(13)

---------------

*    Less than 1%

(1) Certain of the shares may be beneficially owned by Dresdner RCM Global Investors LLC ("Dresdner RCM"), an adviser and a wholly owned subsidiary of Dresdner RCM US Holdings LLC ("DRCM Holdings"). DRCM Holdings is a wholly-owned subsidiary of Dresdner Bank AG. Information included herein is based solely on information obtained from securities ownership reports prepared and filed with the Securities and Exchange Commission.

(2) Includes options which were exercisable within sixty (60) days to purchase 69,054 shares and 36,331 restricted shares with respect to which he has voting rights.

(3) Includes options which were exercisable within sixty (60) days to purchase 6,572 shares, 3,000 restricted shares with respect to which he has voting rights and 126,803 shares held in Mr. Cotton's IRA.

(4) Includes options which were exercisable within sixty (60) days to purchase 6,572 shares, 3,000 restricted shares with respect to which he has voting rights and 283,680 shares owned by CGW Southeast I, Inc. and CGW Southeast II, Inc. as to which Mr. Cravey serves as an officer. Mr. Cravey disclaims ownership of a further 412,504 shares owned by such corporations.

(5) Includes options which were exercisable within sixty (60) days to purchase 6,572 shares, 3,000 restricted shares with respect to which he has voting rights and excludes 16,000 shares held by a charitable foundation of which Mr. Eickhoff is an officer.

(6) Includes options which were exercisable within sixty (60) days to purchase 3,737 shares.

(7) Includes options which were exercisable within sixty (60) days to purchase 6,572 shares and 3,000 restricted shares with respect to which she has voting rights.

(8) Includes options which were exercisable within sixty (60) days to purchase 334,492 shares and 52,748 restricted shares with respect to which he has voting rights.

(9) Includes options which were exercisable within sixty (60) days to purchase 116,572 shares and 3,000 restricted shares with respect to which he has voting rights.

(10) Includes options which were exercisable within sixty (60) days to purchase 209,357 shares and 33,042 restricted shares with respect to which he has voting rights.

(11) Includes options which were exercisable within sixty (60) days to purchase 54,769 shares and 15,644 restricted shares with respect to which he has voting rights.

(12) Includes options which were exercisable within sixty (60) days to purchase 19,937 shares and 36,444 restricted shares with respect to which he has voting rights and 1,050 shares held in Mr. Urquhart's IRA.

(13) Includes options which were exercisable within sixty (60) days to purchase 968,394 shares and 274,889 restricted shares with respect to which they have voting rights.

                          MANAGEMENT AND REMUNERATION

EXECUTIVE OFFICERS

     Set forth below are the names and ages of all executive officers of the Company as of March 31, 1999. All positions and offices with the Company and principal positions with the Company's subsidiaries held by each such person are also indicated. There are no family relationships between any such officers or between any such officers and any directors. Officers generally are elected annually for one (1) year terms or until their successors are elected and qualified. All executive officers are United States citizens.


                                     POSITION WITH THE COMPANY AND PRINCIPAL
    NAME (AGE)                      OCCUPATION DURING THE PAST FIVE (5) YEARS
    ----------                     --------------------------------------------

Robert H. Lutz, Jr.*               Chairman of the Board and Chief Executive
      (49)                         Officer of the Company.


Robert L. Adair III*               President and Chief Operating Officer of the
      (55)                         Company.

Barry L. Edwards                   Mr. Edwards serves as Executive Vice
      (51)                         President and Chief Financial Officer of the
                                   Company (since November 1994).  Mr. Edwards
                                   previously served as Vice President and
                                   Treasurer of Liberty Corporation, an
                                   insurance holding company (1979 to November
                                   1994).

L. Keith Blackwell                 Mr. Blackwell serves as Senior Vice President
      (58)                         (since February 1998), General Counsel and
                                   Secretary (since January 1994) of the
                                   Company and previously served as Vice
                                   President of the Company (February 1996 to
                                   February 1998) and General Counsel and
                                   Secretary of AMRESCO Holdings, Inc.
                                   (December 1993).

Harold E. Holliday, Jr.            Mr. Holliday serves as President - Commercial
      (51)                         Mortgage Banking of the Company (since
                                   February 1996). He previously served as
                                   Chairman of the Board and Chief Executive
                                   Officer of Holliday Fenoglio Fowler, L.P.
                                   (from August 1994 to February 1996). Mr.
                                   Holliday previously served as President of
                                   Holliday, Fenoglio, Dockerty & Gibson, Inc.,
                                   a mortgage banking company.

Randolph E. Brown                  Mr. Brown serves as President - Commercial
      (38)                         Finance Group of the Company (since February
                                   1998) and previously served as a Senior Vice
                                   President or a Vice President of the Company
                                   (April 1995 to February 1998) and as the
                                   Director or Business Development Coordinator
                                   - Portfolio Acquisitions (March 1993 to
                                   April 1995).

William Edwards                    Mr. Edwards serves as President - Residential
      (54)                         Mortgage Banking of the Company (since August
                                   1998) and as Chairman of the Board and Chief
                                   Executive Officer of Mortgage Investors
                                   Corporation (since July 1994). Mr. Edwards
                                   previously served in a management capacity
                                   for First American Mortgage Associates, Inc.
                                   (January 1993 to June 1994).

Douglas R. Urquhart                Mr. Urquhart serves as President - Asset
      (53)                         Management (since February 1998) and
                                   previously served as Senior Vice President -
                                   Asset Management (January 1994 to February
                                   1998).

-------------

* Messrs. Lutz and Adair are directors of the Company. For additional information concerning those individuals, see "ELECTION OF DIRECTORS - Information Concerning Directors."

EXECUTIVE COMPENSATION SUMMARY

     The following table provides certain summary information concerning compensation paid by the Company and its subsidiaries during each of the last three (3) fiscal years of the Company to or on behalf of Mr. Lutz, the Company's Chief Executive Officer, and each of the four (4) other most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE


                                                                                LONG TERM COMPENSATION
                                                                               -------------------------
                                                  ANNUAL COMPENSATION          RESTRICTED     SECURITIES
     NAME AND PRINCIPAL                        --------------------------         STOCK       UNDERLYING       ALL OTHER
          POSITION              YEAR            SALARY           BONUS         AWARD(S)(1)    OPTIONS (#)     COMPENSATION
     ------------------         ----           --------      ------------      -----------    -----------     ------------

Robert H. Lutz, Jr.             1998           $650,016      $         --        $694,324       267,386       $ 23,250(2)
   Chairman of the Board        1997            650,016         1,200,000         441,722       131,445         84,693(2)
   and Chief Executive          1996            650,016         1,000,000              --        51,900        110,173(2)
   Officer

Robert L. Adair III             1998            426,504                --         543,384       200,540         16,545(3)
   President and Chief          1997            415,992           600,000         282,722        87,630         56,045(3)
   Operating Officer            1996            412,000           837,376(4)           --        12,110         68,668(3)

Barry L. Edwards                1998            301,242                --         543,384       133,693          9,757(5)
   Executive Vice               1997            284,448           550,000         182,055        73,025         39,336(5)
   President and Chief          1996            265,233           500,000              --        64,875         43,921(5)
   Financial Officer

Harold E. Holliday, Jr.         1998            311,250                --         301,880       133,693          9,338(7)
   President - Commercial       1997            293,748           315,000         140,218        91,281         37,275(7)
   Mortgage Banking (6)         1996            271,870           299,531              --            --         24,631(7)

Douglas R. Urquhart             1998            253,756                --(8)      487,406(8)    116,982          7,613(9)
   President - Asset            1997            218,619           250,615         107,027        18,694         24,913(9)
   Management                   1996            210,691           113,799              --         7,785         27,909(9)

----------------

(1) Amounts shown in the table represent the fair market value of the restricted stock on the date of grant. At December 31, 1998, Messrs. Lutz, Adair, Edwards, Holliday and Urquhart had 59,738, 40,436, 32,924, 15,644 and 18,658 shares of restricted stock, respectively, and, based upon the then stock price of $8.75 per share, such shares of restricted stock had a value of $522,707, $353,815, $288,085, $136,885 and $163,257,
     respectively. Except for 19,488 restricted shares granted to Mr. Urquhart as described in footnote 8 below, all restricted stock granted in respect of 1998 will vest on February 24, 2001. All restricted stock granted prior to 1998 vests twenty percent (20%) on the first, second, third, fourth and fifth anniversary of the date of grant provided such individuals are then employed by the Company. In the event that dividends are paid on the Common Stock, such dividends would be payable on such shares of restricted stock.

(2) For 1998, consists of $3,750 paid by the Company in connection with the employees purchase of shares of Common Stock under the AMRESCO, INC. Employee Stock Purchase Plan (the "Stock Purchase Plan") and $19,500 contributed by the Company to the employees 401(k) and retirement savings programs under the AMRESCO, INC. Retirement Savings and Profit Sharing Plan and Trust (the "Retirement Savings Plan"). For 1997, consists of $4,412 paid by the Company in connection with the employees purchase of shares of Common Stock under the Stock Purchase Plan and $80,281 contributed by the Company to the employees 401(k) and retirement savings programs under the Retirement Savings Plan. For 1996, consists of $4,507 under the Stock Purchase Plan and $105,666 under the Retirement Savings Plan.

(3) For 1998, consists of $3,750 under the Stock Purchase Plan and $12,795 under the Retirement Savings Plan. For 1997, consists of $4,013 under the Stock Purchase Plan and $52,032 under the Retirement Savings Plan. For 1996, consists of $2,181 under the Stock Purchase Plan and $66,487 under the Retirement Savings Plan.

(4) Includes a $287,376 one-time payment received by Mr. Adair pursuant to the Retention Bonus Plan adopted in connection with the merger of AMRESCO Holdings, Inc. and the Company which was effective December 31, 1993, to secure the continued performance of certain executives through December 31, 1996.

(5) For 1998, consists of $720 under the Stock Purchase Plan and $9,037 under the Retirement Savings Plan. For 1997, consists of $3,183 under the Stock Purchase Plan and $36,153 under the Retirement Savings Plan. For 1996, consists of $1,077 under the Stock Purchase Plan and $42,844 under the Retirement Savings Plan.

(6)  Mr. Holliday became President of Commercial Mortgage Banking in February
     1996.

(7) Consists of amounts contributed or paid under the Retirement Savings Plan for the years 1998, 1997 and 1996, respectively.

(8) Mr. Urquhart was granted 19,488 shares of restricted stock in lieu of a cash bonus for 1998. Although granted in 1999, the fair market value of such shares of restricted stock of the date of grant ($185,526) is included in this table for 1998.

(9) Consists of amounts contributed or paid under the Retirement Savings Plan for the years 1998, 1997 and 1996, respectively.

OPTION GRANTS DURING 1998 FISCAL YEAR

     The following table provides information related to options granted to the named executive officers during fiscal 1998.


                                                                                                              POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED ANNUAL
                                                                                                              RATES OF STOCK PRICE
                                                                                                            APPRECIATION FOR OPTION
                                        INDIVIDUAL GRANTS                                                            TERM (1)
-------------------------------------------------------------------------------------------------------     ------------------------
                               NUMBER OF               PERCENT OF TOTAL
                               SECURITIES                OPTIONS/SARS
                               UNDERLYING                 GRANTED TO     EXERCISE OR
                              OPTIONS/SARS               EMPLOYEES IN    BASE-PRICE
       NAME                  GRANTED (#) (2)             FISCAL YEAR      ($/SH) (3)    EXPIRATION DATE        5% ($)       10% ($)
       ----                  ---------------             -----------      ----------    ---------------      ---------     ---------
Robert H. Lutz, Jr......      267,386   (4)                  12.4           $7.44        July 28, 2008       1,251,093     3,908,774
Robert L. Adair III.....      200,540   (4)                   9.3            7.44        July 28, 2008         938,322     2,931,588
Barry L. Edwards........      133,693   (4)                   6.2            7.44        July 28, 2008         625,546     1,954,387
Harold E. Holliday, Jr..      133,693   (4)                   6.2            7.44        July 28, 2008         625,546     1,954,387
Douglas R. Urquhart.....      116,982   (4)                   5.4            7.44        July 28, 2008         547,356     1,710,097

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to five years.

(2) Reflects options to acquire shares of Common Stock. The Company did not grant stock appreciation rights.

(3) The options reflected in the table were repriced on October 27, 1998. The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Stock Option and Bonus Committee in its discretion.

(4) Options become exercisable with respect to 20% of the shares covered thereby on each of July 28, 1999, 2000, 2001, 2002 and 2003. In the event of a Change of Control of the Company, however, any unexercisable portion of the options will become immediately exercisable.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows for the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table, the number of shares acquired upon the exercise of options during 1998, the amount realized upon such exercise, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1998 and the values for "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                    NUMBER OF SECURITIES
                                SHARES                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-MONEY
                              ACQUIRED ON                        OPTIONS-AT-DECEMBER 31, 1998      OPTIONS AT DECEMBER 31, 1998 (2)
                              EXERCISE-OF        VALUE          -----------------------------     ---------------------------------
      NAME                      OPTIONS       REALIZED (1)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
      ----                      -------       ------------      -----------     -------------     ------------      ---------------
Robert H. Lutz, Jr.                  --       $         --         296,382          368,454        $   483,176      $     489,354
Robert L. Adair III              27,576            588,483          50,170          256,898             68,791            337,303
Barry L. Edwards                     --                 --         189,903          195,332            259,732            258,625
Harold E. Holliday, Jr.              --                 --          36,512          188,462             47,831            246,885
Douglas R. Urquhart                  --                 --          18,026          130,835             26,054            172,005

------------

(1) Represents the difference between the aggregate exercise price and the aggregate value, based upon the stock price on the date of exercise.

(2) Aggregate market value (based on December 31, 1998 stock price of $8.75 per share) of the shares covered by the options, less aggregate exercise price.

                        TEN-YEAR OPTIONS/SAR REPRICINGS


                                                                                                                   LENGTH OF
                                                                                                                    ORIGINAL
                                              NO. OF SECURITIES                                                   OPTION TERM
                                                UNDERLYING       MARKET PRICE OF   EXERCISE PRICE                   REMAINING
                                               OPTIONS/SARS       STOCK AT TIME      AT TIME OF         NEW        AT DATE OF
                                                REPRICED OR      OF REPRICING OR    REPRICING OR      EXERCISE    REPRICING OR
        NAME                 DATE                 AMENDED         AMENDMENT (1)      AMENDMENT          PRICE       AMENDMENT
        ----                 ----                ---------        -------------      ---------         -------     ----------
Robert H. Lutz, Jr.        10/27/98                450,731            $    7.44         (2)           $   7.44          (2)
Robert L. Adair III        10/27/98                300,280                 7.44         (3)               7.44          (3)
Barry L. Edwards           10/27/98                271,593                 7.44         (4)               7.44          (4)
Harold E. Holliday         10/27/98                224,974                 7.44         (5)               7.44          (5)
Douglas R. Urquhart        10/27/98                143,461                 7.44         (6)               7.44          (6)

(1) Determined by reference to the average of the closing sales price of a share of Common Stock for the five (5) trading days through October 26, 1998.

(2) 51,900 options at $11.375 per share expiring October 25, 2005, 131,445 options at $19.875 per share expiring February 25, 2007 and 267,386 options at $29.969 per share expiring July 28, 2008.

(3) 12,110 options at $11.375 per share expiring October 25, 2005, 87,630 options at $19.875 per share expiring February 25, 2007 and 200,540 options at $29.969 per share expiring July 28, 2008.

(4) 89,397 options at $8.75 per share expiring October 31, 2004, 64,875 options at $11.375 per share expiring October 25, 2005, 73,025 options at $19.875 per share expiring February 25, 2007 and 133,693 options at $29.969 per share expiring July 28, 2008.

(5) 91,281 options at $19.875 per share expiring February 25, 2007 and 133,693 options at $29.969 per share expiring July 28, 2008.

(6) 7,785 options at $11.375 per share expiring October 27, 2005, 18,694 options at $19.875 per share expiring February 25, 2007 and 116,982 options at $29.969 per share expiring July 28, 2008.

EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

     The Board of Directors appointed Mr. Lutz as the Chief Executive Officer of the Company, effective May 31, 1994, pursuant to a three (3) year employment agreement. At its meeting held on May 28, 1997, the Board of Directors extended Mr. Lutz's employment agreement for an additional 3 year period. The agreement provides that Mr. Lutz will receive an annual salary of at least $650,000 and be eligible to participate in the Company's bonus plans in effect from time to time. If the Company terminates Mr. Lutz's employment without cause, or if he terminates his employment because of a breach by the Company, he will be entitled to continue to receive his base salary for the remainder of the term of the agreement. Mr. Lutz has the right to terminate his employment for any reason upon thirty (30) days notice to the Company. The Company may terminate Mr. Lutz' employment for "cause" with no further obligations. "Cause" is defined in the employment agreement as (i) gross neglect of duties thereunder,
(ii) willful misconduct or purposeful actions which directly result in material injury to the Company or (iii) indictment for a felony. Mr. Lutz will be subject to certain restrictions on his ability to compete with or solicit clients from the Company for one (1) year from the date of termination of his employment by the Company for cause or if he terminates his employment for any reason other than a breach by the Company. No stock options or other stock awards were awarded to Mr. Lutz in connection with the extension of his employment agreement.

CHANGE OF CONTROL ARRANGEMENTS

     On May 29, 1996, the Company entered into agreements with Robert H. Lutz, Jr., Robert L. Adair III, Barry L. Edwards and certain other officers of the Company (each such agreement being sometimes referred to herein as a "Severance Compensation Agreement"), which agreements provide for compensation arrangements relating to the occurrence of a change of control of the Company. The term of each Severance Compensation Agreement expires April 30, 2001, subject to automatic extension from year to year unless (i) there has been no change of control and (ii) no fewer than thirty (30) days prior to April 30, 2001 or the appropriate April 30 thereafter, the Company has given a notice that it does not wish to extend the Severance Compensation Agreement. The Severance Compensation Agreement requires the Company to pay to the officer, if his employment is terminated within a two (2) year period following a change of control (other than by reason of disability, retirement, voluntary resignation or by the Company for cause), a sum equal to three (3) times the officer's annual compensation for the calendar year immediately preceding the calendar year in which the termination of employment occurs, or such officer's total compensation for the three (3) calendar years ended immediately preceding the calendar year in which the termination occurs, whichever is greater. The Severance Compensation Agreement also provides that (i) all stock options then held by the officer will immediately become exercisable and the officer will become 100% vested in all shares of restricted stock held by or for benefit of the officer notwithstanding any provision to the contrary in any stock option agreement or restricted stock agreement, (ii) the officer's right to exercise any previously unexercised options under any stock option agreement will not terminate until the latest date on which the option granted under such agreement would expire under the terms of such agreement but for the officer's termination of employment and (iii) the Company will continue to provide the officer with medical/dental and related benefits and long-term disability benefits equal to the benefits in effect for the officer at the time of the change of control, at the same cost to the officer as the cost, if any, charged to the officer for those benefits prior to the termination of employment. The Company is required to provide such medical/dental and related benefits for the period from the officer's termination of employment until the earlier of three (3) years from the date of termination of employment or the date the officer obtains employment which provides him with comparable medical/dental and related benefits and/or long term disability benefits.

     On March 20, 1997, the Company entered into a letter agreement with Harold
E. Holliday, Jr. in which it agreed that in the event it becomes imminent that there will be a change of control of the Company, such person would be granted a three (3) year employment agreement providing for a base salary equal to such person's then base salary, employee benefits comparable to those being provided to other senior management, a yearly bonus determined in accordance with the formula and guidelines then applicable to such person and participation in then existing stock option and restricted stock plans then being provided for other senior management. Further, such letter agreement provides that in the event such person's employment is terminated after a change of control of the Company, such person will receive a lump sum payment equal to the sum of the base salary payable through the remaining term of the agreement and the aggregate amount of yearly cash bonuses payable through the remaining term of the agreement, assuming the yearly cash bonus would be equal to the most recent yearly cash bonus paid to such person.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee of the Board of Directors. During 1998, Messrs. James P. Cotton, Jr., Richard L. Cravey, Gerald E. Eickhoff and Sidney
E. Harris served on the Compensation Committee. John J. McDonough and Edwin A. Wahlen, Jr. also served on the Compensation Committee for a part of 1998 but resigned their positions on this committee in connection with their respective resignations from the Board of Directors. No member of the Compensation Committee was employed by the Company during 1998. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors, except for decisions about awards under the Company's stock option and award plans which are made solely by the Stock Option and Bonus Committee.

     The following addresses the Company's executive officer compensation policies for 1998.

     General. The Company's compensation program is designed to enable the Company to attract, motivate and retain high quality senior management by providing a competitive total compensation opportunity based on performance. To this end, the Company provides for competitive base salaries, annual variable performance incentives payable in cash for the achievement of financial performance goals and long-term stock-based incentives which strengthen the mutuality of interests between senior management and the Company's stockholders.

     The Company's stock option and award and incentive compensation plans are intended to qualify as "performance based" compensation under Section 162(m) of the Code, which compensation is not subject to the $1,000,000 cap. Nevertheless, not all compensation that will be received by executive officers of the Company will qualify as "performance based" compensation. For example, base salary is never performance based. As a result, it is possible that the value of salary, such restricted stock awards and other non-qualifying compensation, could cause an executive officer's compensation to exceed the $1,000,000 cap on deductibility in any particular year.

     Salaries. Mr. Lutz's salary through May 2000 is provided for in an employment agreement that was negotiated on an arms-length basis between the Company and him prior to his employment. The Company utilized the services of a nationally-recognized executive recruiting firm to assist in the identification and engagement of Mr. Lutz. The compensation package provided for in Mr. Lutz's employment agreement reflects the advice of such recruiting firm with respect to the compensation package required to secure the services of an individual with the background and experience of Mr. Lutz, as well as the compensation paid to top executives of other public companies. The executive recruiting firm that assisted in the hiring of Mr. Lutz did not identify in its report the public companies used in its analysis. The material terms of Mr. Lutz's employment agreement are described above under the caption "Employment Agreement with Chief Executive Officer."

     Salaries of other executive officers of the Company were determined based upon the level of responsibility, time with the Company, contribution and performance of the particular executive officer. Evaluation of these factors was subjective, and no fixed or relative weights were assigned to the factors considered.

     Typically, the Compensation Committee authorizes the payment of bonuses to the Company's executive officers and other management personnel based on various factors related to the achievement of earnings goals, the market price of the Common Stock at the end of the year and individual performance. Extraordinary circumstances in 1998 necessitated a practical reassessment of the compensation methodology for the year. Specifically, unprecedented conditions in the US capital markets in the second half of 1998 resulted in significant losses for the year. Due to such losses, the Board of Directors adopted a plan for 1998 which provides no cash bonuses to the Company's executive officers and other management personnel for 1998. In lieu of cash bonuses, the plan provided for a grant of restricted shares to certain of the Company's executive officers (Messrs. Adair, Edwards, Holliday and Lutz did not receive any restricted shares) and other management personnel at levels that equate to an approximate 50% reduction in year end bonus compensation from that which would have been paid in 1998 under normal circumstances. The restricted shares granted vest 25% every six months after March 15, 1999, the date of grant. The number of shares granted to recipients was determined by reference to the average of the closing sales prices of the Common Stock over the period from March 5 to March 11, 1999 ($9.52). The Board of Directors determined that the plan adopted for 1998, including the grant of restricted shares at the levels indicated, was appropriate and advisable for the following reasons:

     - The losses experienced in 1998 were in significant part driven by market factors beyond the Company's control, and, with the exception of certain mortgage conduit operations, the Company's businesses performed well.

     - The grant of restricted shares will help to reduce instances of key management personnel being hired away by competitors and others by providing a financial incentive to remain with the Company.

     - The grant of restricted shares further aligns the interests of management with the stockholders and will act as an incentive for future performance.

     Option and Restricted Stock Grants. The Company uses grants of stock options and restricted stock to its key employees and executive officers to closely align the interests of such employees and officers with the interests of its stockholders. The Company's stock option and award plans are administered by the Stock Option and Bonus Committee, which determines the persons eligible, the number of shares subject to each grant, the exercise price of options thereof and the other terms and conditions of the option or restricted stock.

     Options granted under the stock option and award plans generally have an exercise price equal to 100% of the market price of the Common Stock on the date that the option is granted, and the term of any option granted cannot exceed ten (10) years. Option grants typically vest over a four (4) year period, subject to continued employment; provided that options granted in July of 1998 to key management personnel, including the executive officers named in the Summary Compensation Table, will vest over a five (5) year period from the date of grant. Restricted stock which has been granted generally vests over a period of five (5) years, provided the grantee is an employee on the date of vesting. Generally only key employees (including executive officers) of the Company and its subsidiaries are eligible to receive grants of option or restricted stock under the stock option award plans.

     Repricing of Stock Options. As noted above, unprecedented conditions in the United States capital markets during the second half of 1998 resulted in the Company experiencing significant losses for the year. The turmoil in the capital markets also had long term implications for companies that have relied on securitizations and warehouse financings to finance their operations and growth. The outlook for some of these companies deteriorated as the prospects for financing their continued operations and growth became less certain and stock market valuations for the sector demonstrated a sustained and dramatic decline. Although the Company promptly discontinued the mortgage conduit operations most seriously affected by these developments and benefitted from being a more diversified financial services concern than many companies in its peer group, the market valuation for the Company's Common Stock declined from $29.969 per share on July 28, 1998 (the date of the last option grant preceding repricing) to a low of $2.0312 on October 7, 1998.

     Due to the significant decline in the market valuation for the Common Stock, the stock options granted since 1995 were out of the money, many of them from $12.44 to $22.53 below the exercise price provided for in the stock option agreement at the time of repricing. The magnitude of the decline in the stock price suggested that there was no foreseeable prospect of the Company's stock market valuation recovering sufficiently to create any meaningful value in many of the stock options previously granted. Recognizing the necessity of retaining and motivating key employees, the Compensation

Committee retained a compensation consultant to assist the Company in evaluating the best manner of maintaining the effectiveness of the stock option program and better aligning the interests of the employees and the stockholders.

     After carefully studying various methods for repricing outstanding stock options, the Company offered to exchange stock options with an exercise price in excess of $7.44 (the average closing sales price of the Common Stock during the five trading days immediately preceding October 27, 1998) for stock options having an equal value as determined by reference to the Black-Scholes Model. The stock options repriced have an exercise price of $7.44 per share and the same vesting terms as the original options.

     The Compensation Committee

     James P. Cotton, Jr.
     Richard L. Cravey
     Gerald E. Eickhoff
     Sidney E. Harris

DIRECTOR COMPENSATION

     Under the AMRESCO, INC. 1997 Stock Option and Award Plan (the "1997 Stock Plan"), each non-employee director will receive an automatic grant of nonqualified stock options to purchase 15,000 shares of Common Stock every three (3) years. Stock options previously granted to non-employee directors were repriced on October 27, 1998 using the same methodology as used for the repricing of employee stock options as described above in the Compensation Committee Report. Stock options granted to directors vest thirty-three percent (33%) each year beginning on the date of grant. During 1998, Sidney E. Harris received a grant of 15,000 shares of Common Stock effective as of his appointment to the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, the Compensation Committee consisted of James P. Cotton, Jr., Richard L. Cravey, Gerald E. Eickhoff, Sidney E. Harris, John J. McDonough and Edwin A. Wahlen, Jr. Messrs. McDonough and Wahlen resigned on March 4, 1998 and August 3, 1998, respectively. Mr. Cravey served as Chairman of the Board and Chief Executive Officer of the Company from December 1993 to May 1994. Mr. Eickhoff served as President and Chief Executive Officer of BEI Holdings, Ltd., a predecessor to the Company.

     The Company loaned $259,312 to Mr. Eickhoff on October 31, 1990 in connection with the termination of the BEI Wealth-Op Plan, a deferred compensation arrangement formerly maintained by the Company for the benefit of Mr. Eickhoff and another officer. In connection with the termination of such arrangement, the life insurance policies maintained by the Company in order to fund its obligations under such plan were surrendered, and the cash value thereof ($259,312) was paid to the Company. Such cash amounts were then loaned by the Company to Mr. Eickhoff for a five (5) year term at an interest rate of 8.5% per annum. Prior to maturity, the loan was renewed and extended on a year-to-year basis. During 1991, an additional $25,000 was loaned to Mr. Eickhoff on the same terms.

     The Company assists Mr. Eickhoff in obtaining and maintaining a split dollar life insurance policy. This policy provides aggregate death benefits of approximately $11,700,000 to Mr. Eickhoff's beneficiaries.

     The Company has agreed to pay the entire premium for Mr. Eickhoff's policy through the premium due for December 2007, regardless of his employment status with the Company. The premiums during 1998 for Mr. Eickhoff's policy were $164,128. A portion of each such premium payment is treated as taxable income to Mr. Eickhoff and the remainder is treated as a loan. The outstanding balance of the loan as of March 31, 1999 (after deduction of the cash surrender value) was approximately $284,312. In addition, any payment of the death benefits described above would be applied to the repayment of such loan.

     The Company loaned $213,941 to Mr. Cotton on October 31, 1990 in connection with the termination of the BEI Wealth-Op Plan, a deferred compensation arrangement formerly maintained by the Company for the benefit of

Mr. Cotton and another officer. In connection with the termination of such agreement, the life insurance policies maintained by the Company in order to fund its obligations under such plan were surrendered, and the cash value thereof ($213,941) was paid to the Company. Such cash amounts were then loaned by the Company to Mr. Cotton for a five (5) year term at an interest rate of 8.54%. Prior to maturity, the loan was renewed and extended on a year-to-year basis.

     The Company assists Mr. Cotton in obtaining and maintaining a split dollar life insurance policy. This policy provides aggregate death benefits of approximately $12,700,000 to Mr. Cotton's beneficiaries. The Company has agreed to pay the entire premium for Mr. Cotton's policy through the premium due for October 2006, regardless of his employment status with the Company. The premiums during 1998 for Mr. Cotton's policy were $294,884. A portion of each such premium payment is treated as taxable income to Mr. Cotton and the remainder is treated as a loan. The outstanding balance of the loan as of March 31, 1999 (after deduction of the cash surrender value) was approximately $240,941. In addition, any payment of the death benefits described above would be applied to the repayment of such loan.

FIVE-YEAR STOCKHOLDER RETURN COMPARISON

     Set forth below is a line graph comparing, for the five (5)-year period ending December 31, 1998, the yearly percentage change in the cumulative total stockholder return on the Common Stock with that of (i) all U.S. companies quoted on NASDAQ and (ii) financial companies quoted on NASDAQ. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

           AMONG AMRESCO, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                         AND THE NASDAQ FINANCIAL INDEX


                            12/93    12/94     12/95     12/96     12/97   12/98
                            -----    -----     -----     -----     -----   -----
AMRESCO, INC.               $100     $ 96      $184      $386      $436    $126
NASDAQ STOCK MARKET (U.S.)  $100     $ 98      $138      $170      $209    $293
NASDAQ FINANCIAL            $100     $100      $146      $187      $286    $277


$100 INVESTED ON 12/31/93 IN STOCK OR INDEX
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     See "Compensation Committee Interlocks and Insider Participation" for a description of certain matters involving Messrs. Cotton and Eickhoff.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons owning more than 10% of the Company's equity securities have been complied with, except that James P. Cotton, Jr., a director of the Company, filed one late report.

                PROPOSAL II--APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has approved the appointment of Deloitte & Touche LLP, as independent auditors for the year ending December 31, 1999. Deloitte & Touche LLP has served as the Company's independent auditors since March 15, 1994. Approval of the appointment by the stockholders will require the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     Management does not presently know of any matters which may be presented for action at the Annual Meeting other than those set forth herein. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

     If you do not expect to be personally present at the Annual Meeting, please fill in, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope which requires no additional postage if mailed in the United States.

                   DATE FOR RECEIPT OF STOCKHOLDERS PROPOSAL

     Any proposal which a stockholder may wish to have included in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held in 2000, in accordance with Rule 14a-8 of the proxy rules of the Securities and Exchange Commission, must be received by the Company by December 17, 1999.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING, FINANCIAL STATEMENTS AND SCHEDULES, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO AMRESCO, INC., ATTN: TOM ANDRUS, SENIOR VICE PRESIDENT, 700 NORTH PEARL STREET, SUITE 2400, DALLAS, TEXAS 75201 (TELEPHONE: (214) 953-7700).


                                    By Order of the Board of Directors


                                    /s/ L. KEITH BLACKWELL
                                    ------------------------------------------
                                    L. Keith Blackwell
                                    Senior Vice President, General Counsel and
                                    Secretary


April 14, 1999

--------------------------------------------------------------------------------------------------------------------
1. Election of Directors          FOR all nominees [ ]    WITHHOLD AUTHORITY to vote    [ ]   * EXCEPTIONS [ ]
                                  listed below            for all nominees listed below

Nominees: Richard L. Cravey, Gerald E. Elokhoff and Robert H. Lutz, Jr.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

* Exceptions
            --------------------------------------------------------------------------------------------------------

2. Proposal to ratify the appointment of Deloitte & Touche       The Proxies are authorized to vote, in their
   LLP as the independent auditors of the Company to audit       discretion, upon such other business as may
   the accounts of the Company for the fiscal year ended         properly come before the meeting.
   December 31, 1999.

   FOR  [ ]           AGAINST [ ]          ABSTAIN  [ ]


                                                                                    Change of Address and
                                                                                    or Comments Mark Here  [ ]

                                                                      PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
                                                                      WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH
                                                                      SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                                                      ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
                                                                      FULL TITLE AS SUCH. IF A CORPORATION, PLEASE
                                                                      SIGN FULL CORPORATE NAME BY THE PRESIDENT OR
                                                                      OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                                                      PLEASE SIGN IN PARTNERSHIP NAME BY AN
                                                                      AUTHORIZED PERSON.

                                                                      DATED:                                  , 1998
                                                                            ----------------------------------

                                                                      ----------------------------------------------
                                                                                         Signature

                                                                      ----------------------------------------------
                                                                                  Signature if held jointly

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE      VOTES MUST BE INDICATED
PREPAID ENVELOPE.)                                                    (X) IN BLACK OR BLUE INK.       [X]
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 AMRESCO, INC.
                       700 NORTH PEARL STREET, SUITE 2400
                              DALLAS, TEXAS 75201

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Robert H. Lutz, Jr., Robert L. Adair III and L. Keith Blackwell as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AMRESCO, INC. held of record by the undersigned on April 2, 1999 at the annual meeting of stockholders to be held on May 19, 1999 or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

(Continued and to be dated and signed on the reverse side.)

                                                  AMRESCO, INC.
                                                  P.O. BOX 11298
                                                  NEW YORK, N.Y. 10203-0298

--------------------------------------------------------------------------------